ECO SCIENCE SOLUTIONS, INC. AND
IVANO SCARLATO CANCELLATION AND RELEASE AGREEMENT

THIS CANCELLATION AND RELEASE AGREEMENT (“Agreement”), is entered into this 18th day of November 2016, by and between Eco Science Solutions, Inc. (“ESSI”, “Company”), a Nevada corporation, and Mr. Ivano Scarlato (“Scarlato”), an individual.

WHEREAS, ESSI currently owes One Hundred Eighty Six Thousand Seven Hundred Three Dollars Ninety Two Cents ($186,703.92) of principal and accrued interest to Scarlato pursuant to a Convertible Note, attached here as Attachment A.  The Convertible Note has conversion features and carries an interest rate of 6% per year.

WHEREAS, the Company has been in the process of restructuring, changing the direction of the business the Company is engaged in, and moving the Company forward in a positive manner.

WHEREAS, the Company and Mr. Scarlato have agreed to cancel the Note and neither the Company, nor Mr. Scarlato have any further obligations, each to the other.

WHEREAS, the Board of Directors of the Company feels it to be in the best interest of the Company and the Shareholders to reduce the outstanding debt of the Company incurred by the previous management.

WHEREAS, on November 18, 2016, Mr. Scarlato agreed to cancel the remainder of the Note attached here as Attachment A, in the total amount of $186,703.92, principal and accrued interest, and to release any remaining obligation the Company may have to Mr. Scarlato pursuant to that Convertible Note.

THEREFORE, it is hereby agreed by both the Company, and Mr. Scarlato, that the outstanding Notes, principal and interest totaling $186,703.92 and owed to Mr. Scarlato pursuant to the Convertible Note attached to this Agreement, by the Company, shall be cancelled, and no further obligations of the Company to Mr. Scarlato, or of Mr. Scarlato to the Company, under the Note is contemplated.

FURTHER, it is agreed by both the Company and Ivano Scarlato that Scarlato shall release all future claims to subsequent conversions of the Note listed on Attachment One, the Company will have no further obligation to Ivano Scarlato under that Convertible Notes and Ivano Scarlato shall be forever barred from seeking further conversions or claiming obligations of the Company under the Convertible Note.

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The undersigned do hereby acknowledge receipt, review, understanding and agreement with this Cancellation and Release Agreement.

/s/Jeffery Taylor                                                          12/16/2016
Jeffery Taylor, President                                                                                               Date
Eco Science Solutions, Inc.

/s/Ivano Scarlato                              11/18/2016
Ivano Scarlato                                                                                                                   Date

ATTACHMENT A
TABLE OF CONVERTIBLE NOTES
BETWEEN ESSI and Ivano Scarlato

Note Holder	#	Amount ($)	Origination Date	Interest Rate (%)	($) Total Principal & Interest
IVANO SCARLATO		$186,703.92	8/9/2013	6%	$186,703.92
GRAND TOTAL					$186,703.92